Exhibit 99.1

Forum to Participate in AI Chip Infrastructure Financing to Purchase NVIDIA GPUs; Targets Returns in the Mid-Teens

Forum intends to deploy capital into short-term AI chip infrastructure loans and tokenize the loans through Forum’s digital asset platform

PALM BEACH, Fla., April 8, 2026 /PRNewswire/ — Forum Markets, Incorporated (Nasdaq: FRMM) (“Forum”), a digital asset platform modernizing capital markets through the tokenization of real-world assets on Ethereum, today announced that it has entered into an arrangement to deploy capital into short-term bridge loans financing the acquisition and deployment of NVIDIA AI chips — the graphics processing units (GPUs) that power modern AI data centers — targeting annualized returns in the mid-teens on its first committed deal.

AI chip operators need capital to purchase and deploy hardware well before permanent financing becomes available when the infrastructure is installed and generating revenue. Short-term bridge loans fill that gap and are repaid once a longer-term lender takes over.

“This is a straightforward way for Forum to grow revenue by establishing additional pipelines of attractive high-yield institutional-grade assets for capital deployment and eventual tokenization on our platform,” said McAndrew Rudisill, chairman and chief executive officer of Forum. “We are targeting annualized returns in the mid-teens on short-duration loans backed by one of the fastest-growing infrastructure sectors in the world. And because we intend to tokenize a portion of each deal, we expect to generate additional value by bringing that yield on chain for a broader set of investors. That’s exactly how we want to deploy capital.”

AI chip infrastructure financing opportunities are identified and underwritten by a third-party AI infrastructure bridge credit originator in partnership with USD.AI and made available to Forum on a deal-by-deal basis. Forum reviews each opportunity and decides whether to participate — with no obligation to fund any specific deal. When Forum does invest, a loan origination partner handles all aspects of managing the loan from origination through repayment on Forum’s behalf. Each transaction is backed by a pre-committed loan takeout from USD.AI, an institutional term lender that steps in once the financed AI chip infrastructure is up and running, providing a clear path to repayment on a 60- to 120-day bridge timeline.

Demand for AI chip-accelerated data center infrastructure has grown dramatically alongside the rise of generative AI, with the global data center GPU market projected to expand from roughly $120 billion in 2025 to more than $228 billion by 20301. NVIDIA’s most recent data center revenue grew 75% year-over-year2, reflecting the pace at which enterprises, cloud providers, and neocloud operators are racing to build and finance AI chip capacity. That buildout requires significant short-term capital, and the financing structures to support it are still developing — creating an opportunity for Forum to generate attractive yield by deploying capital into specialist bridge loans that will fill the gap between hardware ordering and permanent financing.

1	MarketsandMarkets, “Data Center GPU Market — Global Forecast to 2030,” May 2025. https://www.marketsandmarkets.com/Market-Reports/data-center-gpu-market-18997435.html
2	NVIDIA Corporation, “NVIDIA Announces Financial Results for Fourth Quarter and Fiscal 2026,” February 25, 2026. https://nvidianews.nvidia.com/news/nvidia-announces-financial-results-for-fourth-quarter-and-fiscal-2026

First Deal:

The first transaction under the agreement is an AI chip infrastructure loan to a U.S.-based neocloud operator. Forum expects to commit a minimum of $25 million — and up to $50 million at its election — at an annualized rate of return in the mid-teens. The arrangement gives Forum the option to review and fund additional deals on the same framework going forward. Given the strong demand for AI chip bridge financing, Forum believes it can significantly scale its capital deployment into bridge loans in lockstep with its chip partners.

Enhancing Yield and Expanding the Token Platform

The yield generated through Forum’s participation in the AI chip infrastructure bridge lending arranagement is expected to enhance the overall return profile of Forum’s tokenized product pipeline. While AI chip infrastructure loans held for longer-term investment typically generate mid-single-digit yields, the short-duration bridge loans under this arrangement are expected to produce annualized returns in the mid-teens — resulting in a higher blended yield across Forum’s tokenized structures.

Forum has the option to tokenize some or all of its investment in any deal through its digital asset liquidity platform, bringing institutional AI chip credit exposure on chain and making it accessible to a broader set of investors. This reflects Forum’s broader economic model, which seeks to generate value at multiple points: yield on assets prior to tokenization, origination and structuring economics, recurring asset management revenue, and transaction-based activity as secondary market liquidity develops. The bridge lending arrangement contributes to the first of those — putting Forum’s capital to work at attractive short-duration rates before any tokenization event occurs, establishing a repeatable deployment framework that can grow significantly as additional AI GPU deals are originated by the platform.

About Forum

Forum Markets, Incorporated (Nasdaq: FRMM) is a digital asset platform modernizing capital markets through the tokenization of institutional-grade real-world assets on Ethereum. The company structures and brings cash-generating assets onto blockchain-based infrastructure to unlock liquidity, broaden investor access, and enable more efficient primary issuance and secondary market activity. Forum integrates traditional asset management principles with scalable digital market architecture as it builds a new framework for how real-world value is originated, accessed, and traded. For more information, visit www.forum-markets.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the GPU infrastructure bridge financing arrangement, expectations with respect to future performance including expected yield on committed transactions, Forum’s ability to tokenize its investment positions, and growth of Forum. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond Forum’s control, and actual results may differ materially. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “targets,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements.

Applicable risks and uncertainties include, among others, the performance of GPU infrastructure financed under arrangements with the Company’s third-party origination partner and the ability of the takeout lender to fulfill its pre-committed takeout obligations; the risk that anticipated yield on bridge financing transactions is not realized; the risk that Forum is unable to tokenize its investment positions as anticipated; Forum’s ability to achieve profitable operations; risks relating to Forum’s recent acquisitions; expectations regarding the capitalization, resources and ownership structure of Forum; the digital assets held by Forum; fluctuations in the market price of ETH; government regulation of cryptocurrencies; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; and other risks identified under the heading “Risk Factors” in Forum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as other information Forum has filed or may file with the U.S. Securities and Exchange Commission (the “SEC”). Readers are encouraged to read Forum’s filings with the SEC, available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and Forum undertakes no obligation to update any forward-looking statements except as required by law.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR

IR@forum-markets.com

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